Exhibit 99.1

Archstone-Smith

Investor Conference

Washington, D.C.

October 12, 2004

Safe harbor language

In addition to historical information, this presentation contains forward-looking statements and information under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith and/or Ameriton Properties, Inc. operates, management’s beliefs and assumptions made by management. While Archstone-Smith and/or Ameriton Properties, Inc. management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this presentation and supplemental information. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Deep and talented management team
    Our management team in attendance

	Years with	Years of apartment
	Archstone-Smith	industry experience
Corporate
Scot Sellers, Chairman and Chief Executive Officer	11	23
Lindsay Freeman, Chief Operating Officer	10	35
Chaz Mueller, Chief Financial Officer	10	10
Dana Hamilton, EVP – National Operations	10	12
Dan Amedro, Chief Information Officer	6	6
Carrie Brower, EVP & General Counsel	6	14
Jack Callison, SVP – Corporate Finance	8	8
Heather Campbell, AVP – Corporate Communications	7	11
Andrew Cantor, VP – Investor Relations	4	4
Donald Davidoff, GVP – Pricing & Revenue Management	3	6
Joe Durzo, SVP & Chief Learning Officer	6	8
Fredda Steinberg, GVP – National Marketing	10	25

Deep and talented management team
    Our management team in attendance

	Years with	Years of apartment
	Archstone-Smith	industry experience
Investments
Al Neely, Chief Development Officer	15	22
Neil Brown, EVP – East Investments	8	20
Jim Dunlop, EVP – Northeast Investments	10	11
Jeff Jones, President – Ameriton	9	22
John Jordano, EVP – West Investments	10	23
Chris Nolan, EVP – Ameriton	9	18
Operations
Capey Lester, EVP – East Operations	10	20
Dan Ogden, EVP – West Operations	8	19
Glenn Rand, EVP – Central Operations	9	17
Jim Rosenberg, President – High-rise Division	2	2

Our key messages for this conference

•	Unique value of our portfolio and platform

-	Potential special dividend(s)

•	Our operating franchise is a key competitive advantage

•	Opportunity for strong growth in 2005

•	Deep and talented management team

A brief history of Archstone-Smith
    Top markets in 1995 – 2% in today’s core market

[The following information was depicted on a United States map]

Texas	49%
Arizona	29%
New Mexico	9%
Denver	8%
San Diego	2%
Oklahoma	2%
Omaha	1%

Major markets:

Phoenix
San Antonio
Houston
Dallas
Austin
Denver
Tucson
El Paso
Albuquerque
Santa Fe

A brief history of Archstone-Smith
    Our assets in 1995

•	Photo of Craycroft Gardens, Tucson

•	Photo of Tigua Village, El Paso

•	Photo of Foxfire, Phoenix

•	Photo of Cielo Vista, El Paso

•	Photo of Las Flores, El Paso

•	Photo of Rancho Mirage, San Antonio

A brief history of Archstone-Smith
     Our assets today

•	Photo of One Superior Place, Chicago

•	Photo of Archstone Bear Hill, Boston

•	Photo of Ballston Place, Washington D.C. area

•	Photo of Archstone Playa del Rey, Los Angeles

•	Photo of Alban Towers, Washington, D.C.

•	Photo of The Sonoma, Manhattan

A brief history of Archstone-Smith
     Top markets in 2004 – 90% in our core markets

     [The following information was depicted on a United States map]

Washington, D.C. Metro Area	40%
Southern California	16%
San Francisco Bay Area	9%
Chicago	7%
Southeast Florida	6%
Boston	5%
NYC Metro Area	4%
Seattle	3%

Protected markets matter
     Lowest occupancy levels 2000 – 2004

[The following information was depicted as a bar chart in the presentation]

Protected markets
Los Angeles	96.4%
San Diego	95.8%
San Francisco	94.8%
Washington, D.C.	94.7%
Boston	94.6%

[The following information was depicted as a bar chart in the presentation]

Commodity markets (not protected)
Phoenix	90.5%
Dallas	90.2%
Houston	89.7%
Atlanta	88.9%
Denver	88.9%

Source: REIS Data

Renting vs. owning in our core markets
     Difference between monthly PITI and ASN rent

[The following table was depicted as a bar chart in the presentation.]

	Monthly PITI(2)	ASN monthly rent(3)
Connecticut Heights, Washington, D.C. 20008 Median home price[1]: $663,000	$4,102	$1,225
ASN La Jolla, San Diego, CA 92037 Median home price[1]: $940,000	$5,816	$1,431
Redwood Shores, San Francisco, CA 94065 Median home price[1]: $618,500	$3,827	$1,365
One Superior Place, Chicago, IL 60611 Median home price[1]: $353,000	$2,184	$1,486
New River Village, Southeast Florida 33301 Median home price[1]: $445,000	$2,753	$1,521
ASN Canton, Boston, MA 02021 Median home price[1]: $382,000	$2,364	$1,560
Redmond Hill, Seattle, WA 98052 Median home price[1]: $286,000	$1,770	$823
Park Hudson, New York City 10023 Median home price[1]: $765,000	$4,734	$2,676

(1)	Median home price as of August 2004 for the same zip code as the corresponding Archstone-Smith apartment community.

(2)	Estimated monthly house payment assuming a 6.0% interest rate on a 30-year amortizing mortgage with 10% down, 0.35% for homeowner’s insurance, 2.0% for real estate taxes, 0.5% for mortgage insurance and net of income tax benefit of 25%.

(3)	Represents Archstone-Smith’s Potential Effective Rents as of June 2004, as defined in footnote 5 on page 10 of the company’s second quarter 2004 press release supplement.

IRR matters!

    We make money on our real estate investments

•	$6.2 billion of sales since 1996

•	12.5% average unleveraged internal rate of return (IRR)

•	$983 million in GAAP gains

•	$821 million in gross gains[1]

     And these are not our best assets!

•	If others won’t disclose it, there must be a reason why

•	FFO is the enemy of IRR’s (for those willing to be led astray by it)

1) See accompanying press release supplement for a definition of gross gains from the disposition of asset sales. See footnote 1 on page 37 of this presentation for a reconciliation of GAAP gains from the disposition of real estate investments to gross gains for the disposition of real estate investments for the period presented.

Demonstrating embedded value

•	We have identified over $4.5 billion of our assets that management believes would currently sell at a 4.5% capitalization rate – or lower

Photos of: The Sonoma, Manhattan; Lofts 590, Washington D.C.; Archstone Torrey Hills, San Diego; Archstone Hoboken, NYC Metro area; Archstone Charles Daniels, Boston; and Archstone Studio City, Los Angeles.

Demonstrating embedded value
     Condo-conversion opportunity – potential special dividend1

•	Approximately $500 million of anticipated non-core asset sales

•	$200 - $300 million of expected tax gains

•	Approximately $1.00 per share potential special dividend

•	No planned reduction to ongoing common share dividend

1) There can be no assurance that Archstone-Smith will achieve any or all of such asset sales or tax gains. In addition, any dividends we make must first be declared by Archstone-Smith’s Board of Trustees.

Condo conversion opportunity
     Archstone The Crossing – Inland Empire

Map of Inland Empire showing all the locations of ASN communities owned plotted with Archstone The Crossing highlighted.

Photo of Archstone The Crossing

•	Non-core asset in a core market

•	$18 million gross book basis

•	$53 million - $60 million estimated sales price

•	$40 million - $47 million expected taxable gain

•	$35 million - $42 million expected gross gain

Condo conversion opportunity
    Archstone Escondido – San Diego

Map of San Diego showing the locations of all ASN communities owned with Archstone Escondido highlighted.

Photo of Archstone Escondido

•	Non-core asset in a core market

•	$17 million gross book basis

•	$51 million - $58 million estimated sales price

•	$37 million - $44 million expected taxable gain

•	$34 million - $41 million expected gross gain

Ameriton creates significant value for our company
     Track record since 2000

Photo of Westchester at Dunwoody, Atlanta
Photo of Desert Club, Phoenix

•	$921 million of asset sales

•	$94 million contribution to FFO[1]

•	19% weighted average pre-tax unleveraged IRR

1)	Includes $13 million of FFO from joint venture sales gains. See footnote 2 on page 37 of this presentation for a reconciliation of Ameriton’s contribution to Archstone-Smith’s FFO to GAAP net earnings for the period presented.

Ameriton creates significant value for our company
    Consistent and recurring contribution to our earnings

	As of September 30, 2004 ($ in millions)
			Total expected
	Units	Gross book basis	investment
Operating communities:	3,177	$352	$353
Communities under construction and in planning:	2,729	$172	$358
Equity in joint ventures:[1]	827	$27	n/a

Amertion totals:	6,733	$551	$711

(1)	Represents Ameriton’s current GAAP basis in the equity joint ventures

Operations matters!

Building the Dominant Operating Platform is exactly what you would expect us to do

-	It motivates us each and every day

-	We want to be the best

-	Includes our operating and investment teams

Track record of operational innovation

•	Multiple times, not just once

•	Purposeful, not accidental

•	Invest in research and development

•	We are reinventing our industry

Operations matters!

Reported same-store NOI growth

					3 ½ year
				2004	compounded NOI
Company	2001(1)	2002(1)	2003(1)	YTD(2)	growth
Archstone-Smith(3)	6.5%	(2.7%)	(1.3%)	(3.0%)	(0.8%)
BRE Properties	7.3%	(4.5%)	(6.0%)	(1.0%)	(4.6%)
United Dominion	2.8%	(0.8%)	(4.0%)	(3.1%)	(5.1%)
Camden	3.8%	(5.3%)	(5.0%)	1.2%	(5.5%)
Essex(4)	5.7%	(8.3%)	(4.1%)	(0.4%)	(7.4%)
Equity Residential	3.9%	(4.9%)	(6.7%)	(1.5%)	(9.2%)
Gables	1.5%	(4.3%)	(3.8%)	(6.2%)	(12.3%)
Summit	(0.4%)	(8.6%)	(5.4%)	1.0%	(13.0%)
Avalon Bay	7.7%	(10.0%)	(8.2%)	(2.8%)	(13.5%)
AIMCO	3.8%	(2.0%)	(10.3%)	(6.3%)	(14.5%)
Post Properties	(1.4%)	(10.2%)	(6.0%)	(2.4%)	(18.8%)
Simple Average without ASN	3.5%	(5.9%)	(6.0%)	(2.2%)	(10.4%)

(1)	Per green Street Advisor’s 2Q04 Apartment REIT Update, except for Archstone-Smith figures, which are actual reported results.

(2)	Per companies’ 2Q04 earnings release for same-store results through June 30, 2004.

(3)	See footnote 3 on page 37 of this presentation for a reconciliation of Archstone-Smith’s same-store NOI to GAAP Earnings from Operations.

(4)	Since Essex does not report YTD same store NOI growth until the end of the year, a simple average of first and second quarter 2004 same-store NOI growth is reflected.

Park Hudson – Manhattan
    Since we took over management in May 2004

•	Gross revenues up 5.2% - July 2004 vs. July 2003

•	Rents up 14.8% August 2004 vs. January 2004

•	Occupancy trends

-	1Q04 average: 95.1%

-	2Q04 average: 96.6%

-	August 31, 2004: 98.8%

•	No longer paying broker fees — savings equivalent to one month’s rent per lease (benefit = 8.3% of annual rents)

Significant rent increases in our key markets
    These three markets represent 65% of our total portfolio

	Year-over-year growth in rents[1]
	New Rents	Renewal rents	Blended rents
Washington, D.C.:
- Garden:	8.2%	0.9%	4.4%
- High-rise:	9.8%	4.8%	6.4%
Southern California:	4.2%	3.2%	3.7%
San Francisco Bay Area:	5.8%	(0.8%)	2.1%

ASN same-store portfolio:	7.3%	1.8%	4.0%

(1) As of September 19, 2004. Represents the weighted average of the recent leases signed, weighted by product type inventory in each market.

Refining our Washington, D.C. portfolio

This slide contains an overview map of the Washington, D.C. area with Archstone-Smith high-rise assets owned, garden assets owned and Archstone-Smith and Ameriton dispositions plotted.

Building the Dominant Operating Platform
    Looking to corporate America for best practices

•	Financial services sector led to SafeRent

•	Hospitality, airline and rental car industries led to LRO

•	Retail companies inspire strategic staffing and commission-based sales

•	Great operators like Dell and Wal-Mart inspire our drive for national standards and operational efficiencies.

•	Companies like Intuit, Fidelity, and amazon.com provide outstanding models for building customer loyalty.

Building the Dominant Operating Platform
    Technology is a key enabler

•	We are partnered with Intuit to build our community management infrastructure and fully integrate all our systems

•	Resident Portal and Online Lease are already changing the way we do business with our customers

•	LRO has not only changed how we price, but also how we budget, forecast and manage our overall business

Building the Dominant Operating Platform
    The strength of our brands will be the ultimate measure of our success

•	We have a unique brand strategy and position supported by

-	Brand design system with a consistent, integrated message

-	Associate brand ambassadors

-	Industry-leading training

-	Delivery on our Seal of Service™ promises - guaranteed

•	We are developing effective brand measurement with Satmetrix , the company that helps Plam, Yahoo! and Enterprise build loyalty with their customers.

Building the Dominant Operating Platform

•	We attract and retain outstanding talent at all levels of the organization because of operational innovation – and we believe it is a key reason we have and should continue to outperform our peers.

Committed to doing the right thing
    Disciplined capital allocation strategy

•	We have been very judicious about raising equity

-	Don’t raise equity just because the window is open

-	No underwritten equity offerings since 1998[1]

•	We continue to do the right thing

-	Selling assets and redeploying proceeds – a cheaper source of capital

•	Aggressive common share repurchase program

-	$687 million repurchased since 1999

-	22% of outstanding common shares

•	Potential special dividend

(1)	Excluding equity issued through Archstone-Smith’s dividend reinvestment plan, employee incentive plans and mergers

ASN’s Net Asset Value (NAV) per share1

Net asset value (NAV) per share sensitivity analysis
Assumed capitalization rate for operating portfolio	(Only valuing development pipeline at cost)
4.75%	$44.58
5.0%	$41.54
5.25%	$38.80
5.5%	$36.30
5.75%	$34.02

(1)	The NAV per share figures presented are based on management’s estimates and are presented for illustrative purposes only. NAV per share does not represent the liquidation value of the company, nor is it intended to represent management’s estimate of the price at which Archstone-Smith’s common shares should trade. The NAV per share figures presented are calculated using only the supplemental information presented on page 15 of the accompanying 2Q2004 earnings press release and capitalizing the company’s operating portfolio net operating income using the assumed capitalization rate reflected in each scenario.

Strong balance sheet and financial flexibility

•	Strong investment grade ratings (BBB+ / Baa1 / BBB+)

•	Company is currently under-leveraged relative to targeted levels[1]

-	43% debt to undepreciated book capitalization

-	38% debt to total market capitalization

•	Minimal floating rate debt exposure: 13% currently

•	$930 million of liquidity[2]

-	$240 million of cash

•	Very manageable 20-year debt maturity

1) Leverage ratios as of June 30, 2004.

2) Includes cash on hand, cash in tax-deferred exchange accounts and availability on Archstone-Smith’s unsecured lines of credit as of October 6, 2004.

Committed to doing the right thing
    Strong financial controls

•	Fully integrated company on one general ledger system (PeopleSoft)

•	LRO and sophisticated web-based budget system enhance forecasting process

•	Sarbanes-Oxley

-	Documentation and test work on schedule

-	Strong accounting team doing majority of work internally (20 CPSs on staff)

-	Expect total cost under $1 million (including audit fees)

Committed to doing the right thing
    Strong corporate governance

•	Independent Board of Trustees

-	Majority are independent board members

-	Independent Lead Trustee

•	All Trustees serving on the following committees are independent:

-	Audit Committee

-	Nominating and Corporate Governance Committees

-	Management, Development and Executive Compensation Committee

•	Eliminated staggered Board[1] and poison pill

•	Expensed stock options beginning in January 2003

1)	Subject to shareholder approval in 2005.

Archstone-Smith 2005 growth drivers

•	Anticipate substantially improved NOI growth

•	Accretion from positive spread investing

•	Recurring Ameriton gains - $0.07 of anticipated FFO from 2005 sales already under contract with non-refundable earnest money hard

-	Plus significant incremental profit opportunity

•	Refinance $314 million of debt – 7.5% current interest rate

•	Preferred share redemptions - $112 million in 2004 and 2005 - 8.5% average coupon rate

•	Common share repurchases

•	Excess balance sheet capacity

-	$240 million of cash to invest

Top 10 reasons why we believe Archstone-Smith’s shares are undervalued

1.	Committed to doing the right thing

2.	Substantial embedded value in our portfolio

-	Best portfolio in the industry – quality and location

-	Incremental value from condo-conversion opportunities

3.	Current share price well under our estimate of NAV

4.	Dramatic operating out-performance relative to our peers

5.	Potential special dividend(s)

6.	Proven track record of innovation

7.	Judicious use of equity capital

8.	Ameriton is a consistently profitable franchise

9.	Strong balance sheet – currently under leveraged

10.	Deep and talented management team

Archstone-Smith goals

•	Trade well above our estimate of net asset value per share

•	Reinvent our industry

•	Build the Dominant Operating Platform

•	Respected member of corporate America – not just a great real estate company

Supplemental information and reconciliation

Footnotes:

1) Reconciliation of GAAP gains to gross gains on assets sold from 1996 through September 30, 2004:

All amounts in millions
GAAP gains on assets sold	$983
Less: accumulated depreciation on assets sold	($162)
Gross gains on assets sold	$821

2) Reconciliation of Ameriton contributions of GAAP net earnings to Ameriton contributions to FFO for 2000 through September 30, 2004:

All amounts in millions
Ameriton contributions to GAAP net earnings:	$110
Less: accumulated depreciation on assets sold:	($26)
Add: income taxes on accumulated depreciation:	$10
Ameriton contributions to FFO:	$94

3) Reconciliation of same store net operating income (NOI) to GAAP consolidated earnings from operations:

	Amounts in millions
	Year Ended	Year Ended	Year Ended	Six months Ended
	12/31/2001	12/31/2002	12/31/2003	6/30/2004
Same Store NOI (2001 amount excludes NOI from Charles E. Smith assets from January 1, 2001 through October 31, 2001	$342	$486	$480	$253
Non-Same Store NOI	146	203	156	54
NOI classified as Discontinued Operations	(121)	(141)	(74)	(24)
NOI	367	548	562	283
Other income	12	9	19	9
Depreciation on real estate investments	(102)	(167)	(188)	(103)
Interest expense	(88)	(190)	(187)	(88)
General and administrative expense	(27)	(46)	(50)	(25)
Provision for possible loss on investments	(15)	0	0	0
Other expense	(16)	(27)	(48)	(3)
GAAP Consolidated Earnings From Operations	$131	$127	$108	$73

Second Quarter 2004

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations and Funds From Operations with Gains/Losses, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr.
800-982-9293 • 303-708-5959

Archstone-Smith Announces Second Quarter 2004 Results

DENVER — August 6, 2004 — Archstone-Smith (NYSE:ASN) announced today that its net earnings per share (EPS) for the quarter ended June 30, 2004, was $0.39 per share, compared with $0.32 per share for the same period in 2003. The company’s funds from operations (FFO) with gains/losses, which reflects the impact of Archstone-Smith’s capital recycling program, was $0.59 per share in the second quarter, compared with $0.38 per share for the same period in 2003. The company’s FFO was $0.51 per share in the second quarter of 2004, compared with $0.34 per share during the second quarter of 2003.

Archstone-Smith’s same-store portfolio produced solid operating results during the quarter. Same-store revenues decreased 0.4% from the same period last year. The greater Washington D.C. metropolitan area, Southern California and Southeast Florida, which collectively represent 62% of the company’s portfolio, produced positive same-store revenue growth during the quarter of 1.6%, 3.5% and 1.1%, respectively. Sequentially, the company’s revenues were up 1.4%, led by Washington, D.C. — the company’s largest market — which produced sequential revenue growth of 2.2%.

Same-store operating expenses increased 6.1% from the second quarter of 2003, and net operating income (NOI) decreased 3.5%. Excluding the impact of a real estate tax adjustment which benefited the company in the second quarter of last year, second quarter 2004 expenses were up only 2.1%, and net operating income decreased 1.7% from the second quarter of last year.

“We are extremely pleased with our second quarter results, and are especially encouraged that for the first time in several years, all of our core markets — which now represent 90% of our portfolio — produced positive or flat sequential revenue growth,” said R. Scot Sellers, chairman and chief executive officer. “We expect to see positive momentum in revenues as pricing power returns to our core markets.”

Archstone-Smith invests its capital in highly desirable neighborhoods with limited land availability and very expensive single-family home prices, as evidenced in the attached chart labeled Exhibit 1. “We are pleased to offer our residents the opportunity to live in some of the most exclusive neighborhoods in the country at a fraction of the cost of owning a home in the same market,” said Mr. Sellers. “For instance, the average rent at Archstone La Jolla, a 296-unit community in La Jolla, Calif., is $1,431 compared with a calculation of the tax-adjusted payment for principal, interest, taxes and insurance of $5,816 on the average single-family home mortgage in the same zip code.”

Archstone-Smith’s second quarter 2004 results include gains from the sale of apartment communities by Ameriton Properties, Incorporated, which contributed $4.7 million, or $0.02 to the company’s second quarter EPS and $3.3 million, or $0.015 per share, to its second quarter FFO with gains/losses and FFO. In addition, the company’s second quarter results include a $6.7 million gain from the sale of previously acquired stock in another public apartment company, which contributed $0.03 to its EPS and per-share FFO with gains/losses and FFO. The company’s second quarter results also include a $3.3 million gain, representing $0.015 per share, related to the sale of Archstone Management Services, which closed in 2003, as well as $7.2 million of trailing income, representing $0.032 per share, from the sale of Consolidated Engineering Services, which closed in 2002.

– more –

1

Archstone-Smith Announces 2004 Results

Company Continues to Repurchase Its Common Shares; Maintains Strong Financial Position

Also during the second quarter, Archstone-Smith repurchased 1.9 million of its common shares at an average price of $27.09, representing a total investment of $52.5 million. Year-to-date, the company has repurchased 3.1 million shares of its common stock at an average price of $27.20, representing a total investment of $84.4 million. The company has approximately $202 million remaining on its share repurchase authorization. “We believe our stock still trades at a significant discount to its net asset value, and may continue to repurchase shares from time to time based on price and market conditions,” said Charles E. Mueller, Jr., chief financial officer.

Archstone-Smith recently completed a $300 million unsecured debt offering. The notes mature in August, 2014, and have an all-in cost of 5.8%. Proceeds from the offering were used to repay outstanding borrowings on the company’s unsecured credit facilities. Currently, Archstone-Smith has $700 million of liquidity, including cash, restricted cash in escrows and capacity on its unsecured credit facilities. Additionally, the company’s ratio of debt-to-total-undepreciated-book-capitalization was only 43.2% at June 30, 2004. “Our solid financial position allows us to implement our business plan without the need for additional common equity,” said Mr. Mueller. Approximately 62% of the company’s assets — representing $5.6 billion — are unencumbered.

Archstone-Smith Declares 116th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 116th consecutive quarterly common share dividend. The company will pay a dividend of $0.43 per common share, payable on August 31, 2004, to shareholders of record on August 17, 2004. On an annualized basis, this represents a dividend of $1.72 per common share.

Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $11.0 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the country, including the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, Southeast Florida, Boston, the greater New York City metropolitan area and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service for its customers — backed by unconditional 100% satisfaction guarantees. As of June 30, 2004, Archstone-Smith owned or had an ownership position in 247 communities, representing 87,717 units, including units under construction.

Archstone-Smith is recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 956 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2004. To find out more, visit ArchstoneSmith.com.

# # #

Archstone-Smith’s second quarter 2004 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

2

EXHIBIT 1 The cornerstone of Archstone-Smith's strategy is to invest in protected markets with very expensive home prices, which in turn substantially reduced competition for the company's product. The following data illustrates this point by depicting the significant spread that exists between Archstone-Smith's rental rates at specific communities in each of its eight core markets compared with the estimated after-tax cost of monthly principal, interest, taxes and insurance (PITI) for the median home price in the same zip code. Connecticut Heights Washington, D.C. 20008 Median home price: (1) $663,000 Archstone La Jolla San Diego 92037 Median home price: (1) $940,000 Redwood Shores San Francisco 94065 Median home price: (1) $618,500 One Superior Place Chicago 60611 Median home price: (1) $353,000 $4,102 $1,225 $5,816 $1,431 $3,827 $1,365 $2,184 $1,486 New River Village Southeast Florida 33301 Median home price: (1) $445,000 Archstone Canton Boston 02021 Median home price: (1) $382,000 Archstone Redmond Hill Seattle 98052 Median home price: (1) $286,000 The Park Hudson Manhattan 10023 Median home price: (1) $765,000 $2,753 $1,521 $2,364 $1,560 $1,770 $823 $4,734 $2,676 2004 year-to-date median home price is for the same zip code as the corresponding Archstone-Smith apartment community. Estimated monthly house payment assuming a 6.0% interest rate on a 30-year amortizing mortgage with 10% down, 0.35% for homeowner's insurance, 2.0% for real estate taxes, 0.5% for mortgage insurance and net of income tax benefit of 25%. Represents Archstone-Smith's Potential Effective Rents as of June 2004, as defined in footnote 5 on page 10 of the company's second quarter 2004 press release supplement.

3

Second Quarter 2004

Financial Highlights (1)
In thousands, except per share amounts and percentages

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Operating Performance
Net Earnings Attributable to Common Shares - Diluted	$76,961	$59,260	29.9%	$176,271	$137,813	27.9%
Per Share Results:
Net Earnings	$0.39	$0.32	21.9%	$0.89	$0.75	18.7%
Funds from Operations with Gains/Losses (2)	$0.59	$0.38	55.3%	$1.26	$0.99	27.3%
Funds from Operations (FFO)(3)	$0.51	$0.34	50.0%	$1.02	$0.81	25.9%
Cash Distributions per Common Share	$0.43	$0.4275	0.6%	$0.86	$0.8550	0.6%

	June 30,	December 31,
	2004	2003
Financial Position
Assets
Real Estate (Including Held for Sale Before Depreciation)	$9,468,483	$8,999,180
Total Assets (Net of Accumulated Depreciation)	$9,059,599	$8,921,695
Debt
Long Term Debt (Including Held for Sale)	$3,796,961	$3,799,590
Total Debt	$4,107,594	$3,903,380
Leverage Ratios
Long Term Debt/Long Term Undepreciated Book Capitalization(4)	41.3%	41.4%
Total Debt/Total Undepreciated Book Capitalization (4)	43.2%	42.0%
Equity Market Capitalization (5)
Common Shares and Units	$6,424,238	$6,157,363
Convertible Preferred Shares	75,759	72,272
Perpetual Preferred Shares and Units	161,556	163,673

Total Equity Market Capitalization	$6,661,553	$6,393,308

Total Market Capitalization (6)	$10,769,147	$10,296,688

Fully Converted Shares (7)	222,750	223,850

NOTES

(1) Due to the implementation of accounting literature, the results of Ameriton Properties Incorporated have been consolidated in the Statement of Earnings and Balance Sheets for all periods presented.

(2) Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(3) FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002). We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our financial condition and results of operations to other companies because it is a recognized measure of performance by the REIT industry and it excludes gains/losses from the sale of real estate and real estate depreciation expense, which can vary among owners of similar assets. FFO is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO.

(4) Represents total long term debt or total debt divided by the sum of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(5) Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 13.

(6) Represents the book value of Total Debt plus Total Equity Market Capitalization.

(7) Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and stock options using the treasury stock method.

Second Quarter 2004

Statements of Earnings
In thousands, except per share amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
Rental Revenues	$223,302	$202,233	$438,032	$401,110
Other Income	5,209	4,541	8,906	10,857

	228,511	206,774	446,938	411,967

Expenses:
Rental Expenses	56,618	49,727	111,804	99,480
Real Estate Taxes	22,318	17,293	44,018	37,026
Depreciation on Real Estate Investments (1)	53,173	41,961	103,307	83,473
Gross Interest Expense	49,560	42,933	99,064	88,302
Capitalized Interest	(5,432)	(5,622)	(11,347)	(11,528)

Net Interest Expense	44,128	37,311	87,717	76,774
General and Administrative	12,092	12,775	24,525	25,642
Other Expense	1,278	25,332	2,614	29,540

	189,607	184,399	373,985	351,935

Earnings from Operations	38,904	22,375	72,953	60,032
Plus:
Income/(loss) from Unconsolidated Entities	7,354	(1,161)	12,630	(706)
Other Non-Operating Income (2)	9,951	—	20,461	—
Less:
Minority Interest - Series E, F and G Perpetual Preferred Units	1,316	1,316	2,632	2,632
Minority Interest - Convertible Operating Trust Units	5,792	1,655	10,646	5,213

Net Earnings before Discontinued Operations	49,101	18,243	92,766	51,481
Plus: Net Earnings from Discontinued Operations (3)	30,961	46,929	87,468	99,263

Net Earnings	80,062	65,172	180,234	150,744
Less: Preferred Share Dividends	3,143	5,935	6,274	12,977

Net Earnings Attributable to Common Shares - Basic	76,919	59,237	173,960	137,767
Add Back (dilutive securities only):
Minority Interest	42	23	103	46
Convertible Preferred Share Dividends	—	—	2,208	—

Net Earnings Attributable to Common Shares - Diluted	$76,961	$59,260	$176,271	$137,813

Diluted Weighted Average Common Shares Outstanding - Net Earnings	196,187	185,713	198,574	183,761

Diluted Earnings per Common Share (4)	$0.39	$0.32	$0.89	$0.75

Funds From Operations Reconciliation:
Net Earnings Attributable to Common Shares - Diluted	$76,961	$59,260	$176,271	$137,813
Depreciation on Real Estate Investments	54,538	50,056	108,309	101,985
Depreciation on Real Estate Investments - Unconsolidated Entities	2,511	3,266	5,424	5,400
Gains from Disposition of Real Estate Investments	(29,169)	(48,829)	(78,969)	(93,565)
Debt Extinguishment Costs Related to Dispositions	—	1,733	908	1,733
Convertible Preferred Share Dividends	1,104	—	—	—
Minority Interest	(2,883)	(594)	(3,592)	(1,659)
Other (5)	(1,793)	(1,262)	(5,632)	(2,570)

Funds From Operations Attributable to Common Shares - Diluted	101,269	63,630	202,719	149,137
Gross Gains on the Disposition of Real Estate Investments (6)	18,521	7,209	53,001	38,580
Convertible Preferred Share Dividend	—	—	—	8,910
Minority Interest	(2,040)	(856)	(5,907)	(4,473)

Funds From Operations with Gains/Losses Attributable to Common Shares - Diluted	$117,750	$69,983	$249,813	$192,154

Diluted Weighted Average Common Shares Outstanding - Net Earnings	196,187	185,713	198,574	183,761
Assumed Conversion of Preferred Shares into Common Shares	2,583	—	—	—

Diluted Weighted Average Common Shares Outstanding - FFO	198,770	185,713	198,574	183,761
Assumed Conversion of Preferred Shares into Common Shares	—	—	—	10,414

Diluted Weighted Average Common Shares Outstanding - FFO with Gains/Losses	198,770	185,713	198,574	194,175

Per Share Amounts (4)
Funds From Operations - Diluted	$0.51	$0.34	$1.02	$0.81

Funds From Operations with Gains/Losses - Diluted	$0.59	$0.38	$1.26	$0.99

Quarterly Cash Distributions per Common Share	$0.43	$0.4275	$0.86	$0.8550

See notes on following page.

Second Quarter 2004

Statements of Earnings (continued)
In thousands, except per share amounts

NOTES

(1)Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2)Represents the gain on the sale of marketable equity securities and the gain from the sale of our property management business.

(3)In accordance with SFAS 144, amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Composition of Net Earnings from Discontinued Operations:
Rental Revenues - Communities Sold	$1,167	$41,345	$4,683	$89,577
Rental Expenses - Communities Sold	(313)	(13,671)	(1,131)	(27,502)
Real Estate Taxes - Communities Sold	(103)	(2,844)	(407)	(8,306)

Net Operating Income - Communities Sold	751	24,830	3,145	53,769

Rental Revenues - Communities Held for Sale	21,948	16,717	42,597	33,637
Rental Expenses - Communities Held for Sale	(7,977)	(8,346)	(15,801)	(14,944)
Real Estate Taxes - Communities Held for Sale	(2,828)	(1,908)	(5,640)	(3,566)

Net Operating Income - Communities Held for Sale	11,143	6,463	21,156	15,127

Depreciation on Real Estate Investments	(1,365)	(8,095)	(5,002)	(18,512)
Interest, net	(6,653)	(17,031)	(13,236)	(33,018)
Provision for Possible Loss on Real Estate Investments	—	—	—	(3,714)
Debt Extinguishment Costs Related to Dispositions	—	(1,733)	(908)	(1,891)
Allocation of Minority Interest	(3,901)	(6,342)	(11,169)	(13,682)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net(a)	1,817	8	14,513	7,619
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	29,169	48,829	78,969	93,565

Net Earnings from Discontinued Apartment Communities	$30,961	$46,929	$87,468	$99,263

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$1,817	$8	$14,513	$7,619
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	3,769	—	7,047	43

Total Gains, net per GAAP	5,586	8	21,560	7,662
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(2,279)	—	(5,617)	(3,023)

FFO Impact of Gains, before minority interest	3,307	8	15,943	4,639
Minority Interest Attributable to Dispositions	(364)	(1)	(1,777)	(538)

FFO Impact of Gains, after minority interest	$2,943	$7	$14,166	$4,101

(4) As of June 30, 2004, the REIT (Archstone-Smith Trust) owned approximately 89.1% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 10.9% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(5) Represents accumulated depreciation on taxable REIT subsidiary gains, tax impact of FFO adjustments and gain on sale of unconsolidated operating assets.

(6) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
GAAP Gains from the Disposition of Real Estate Investments	$29,169	$48,829	$78,969	$93,565
Less: Accumulated Depreciation and Provisions for Possible Loss	(10,648)	(41,620)	(25,968)	(54,985)

Gross Gains from the Disposition of Real Estate Investments	$18,521	$7,209	$53,001	$38,580

Second Quarter 2004

Balance Sheets
In thousands

	June 30,	December 31,
	2004	2003
Assets
Real Estate (1)	$8,560,727	$8,166,131
Real Estate - Held for Sale(1)(2)	907,756	833,049
Less: Accumulated Depreciation	723,412	648,982

	8,745,071	8,350,198
Investments In and Advances to Unconsolidated Entities	77,690	86,367

Net Investments	8,822,761	8,436,565
Cash and Cash Equivalents	7,939	5,230
Restricted Cash in Tax-Deferred Exchange Escrow	17,429	180,920
Other Assets	211,470	298,980

Total Assets (3)	$9,059,599	$8,921,695

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$310,633	$103,790
Long Term Unsecured Debt	1,828,218	1,871,965
Mortgages Payable (4)	1,873,336	1,832,861
Mortgages Payable - Held for Sale(2)(4)	95,407	94,764
Payables, Accrued Expenses and Other Liabilities	278,356	281,212

Total Liabilities	4,385,950	4,184,592
Minority Interest:
Series E, F and G Perpetual Preferred Units	61,180	61,180
Operating Trust Units/Other	490,343	531,236

	551,523	592,416
Shareholders’ Equity:
Series K and L Convertible Preferred Shares	50,000	50,000
Series D and I Cumulative Perpetual Preferred Shares	98,065	98,940
Common Shares, $0.01 Par Value	1,951	1,948
Additional Paid-In Capital and Other Comprehensive Income/(Loss)	3,940,534	3,966,639
Retained Earnings	31,576	27,160

Total Shareholders’ Equity	4,122,126	4,144,687
Total Liabilities and Shareholders’ Equity	$9,059,599	$8,921,695

NOTES

(1) The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2003	$8,999,180
Acquisition-Related Expenditures	496,831
Redevelopment Expenditures	17,345
Recurring Capital Expenditures	18,625
Development Expenditures, excluding land acquisitions	154,220
Dispositions	(208,045)

Net Apartment Community Activity	9,478,156
Change in Other Real Estate Assets	(9,673)

Balance at June 30, 2004	$9,468,483

(2) Income from assets held for sale is included in Net Earnings from Discontinued Operations.

(3) Includes $689.5 million and $551.0 million of Ameriton assets as of June 30, 2004 and December 31, 2003, respectively.

(4) Includes a total of $84.0 million and $80.7 million of Ameriton third party debt as of June 30, 2004 and December 31, 2003, respectively.

Second Quarter 2004

Geographic Distribution at June 30, 2004 (1)

Core Markets
Greater Washington D.C. Metropolitan Area (2)	39.6%
Southern California	16.4%
San Francisco Bay Area, California	9.1%
Chicago, Illinois (2)	7.2%
Southeast Florida (2)	6.0%
Boston, Massachusetts(2)	4.7%
Greater New York City Metropolitan Area (2)	3.5%
Seattle, Washington	3.1%

Total Core Markets	89.6%

Non-Core Markets
Atlanta, Georgia	2.4%
Denver, Colorado	1.8%
Phoenix, Arizona	1.3%
Houston, Texas	1.3%
Raleigh, North Carolina	1.0%
Other (3)	2.6%

Total Non-Core Markets	10.4%

Total All Markets	100.0%

Total Garden	60.8%

Total High-Rise	39.2%

NOTES

(1) Based on net operating income (NOI) for the three months ended June 30, 2004, excluding amounts associated with the communities that are owned by Ameriton and any dispositions that closed during the current quarter. See footnote 2 on page 10 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2) The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

	High-Rise	Garden	Total
Greater Washington D.C. Metropolitan Area	24.4%	15.2%	39.6%
Chicago, Illinois	5.9%	1.3%	7.2%
Southeast Florida	4.1%	1.9%	6.0%
Boston, Massachusetts	1.7%	3.0%	4.7%
Greater New York City Metropolitan Area	3.1%	0.4%	3.5%

(3) Includes markets that represent less than 1.0% of NOI.

Second Quarter 2004

Operating Performance Summary(1)

Year-Over-Year Same Store Performance

	Revenue		Operating Expense		Net Operating Income
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline)(2)
	Q2 2004 vs.	YTD 2004 vs.	Q2 2004 vs.	YTD 2004 vs.	Q2 2004 vs.	YTD 2004 vs.
	Q2 2003	YTD 2003	Q2 2003	YTD 2003	Q2 2003	YTD 2003
Same Store Communities:
Garden Communities	(0.2%)	(0.9%)	5.7%	5.3%	(3.1%)	(3.8%)
High-Rise Properties	(0.6%)	(0.2%)	6.7%	2.5%	(4.3%)	(1.7%)
Total Portfolio	(0.4%)	(0.6%)	6.1%	4.1%	(3.5%)	(3.0%)

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy(3)		Margin(4)		Per Unit(5)
	Q2 2004	Q2 2003	Q2 2004	Q2 2003	Q2 2004	Q2 2003
Same Store Communities:
Garden Communities	95.9%	95.6%	66.1%	68.0%	$1,064	$1,066
High-Rise Properties	95.3%	95.3%	64.0%	66.5%	$1,500	$1,506
Total Portfolio	95.7%	95.5%	65.3%	67.4%	$1,193	$1,196

	Revenue		Operating Expense		Net Operating Income		Average Physical
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline)(2)		Occupancy
	Q2 2004 vs.	YTD 2004 vs.	Q2 2004 vs.	YTD 2004 vs.	Q2 2004 vs.	YTD 2004 vs.
	Q2 2003	YTD 2003	Q2 2003	YTD 2003	Q2 2003	YTD 2003	Q2 2004	YTD 2004
Same Store Core Markets:(6)
Greater Washington D.C. Metropolitan Area	1.6%	1.3%	5.4%	2.8%	(0.1%)	0.6%	96.8%	96.4%
Southern California	3.5%	3.1%	3.5%	3.6%	3.5%	2.9%	96.8%	96.6%
San Francisco Bay Area, California	(5.5%)	(5.8%)	2.7%	4.8%	(8.6%)	(9.9%)	94.5%	94.8%
Chicago, Illinois	(3.4%)	(2.2%)	9.6%	4.9%	(13.1%)	(8.3%)	91.8%	92.1%
Southeast Florida	1.1%	1.7%	5.4%	6.1%	(2.1%)	(1.6%)	95.8%	96.4%
Boston, Massachusetts	(2.8%)	(2.3%)	11.4%	6.4%	(8.5%)	(6.1%)	97.4%	97.4%
Seattle, Washington	(0.2%)	(1.4%)	10.6%	9.1%	(5.5%)	(6.4%)	95.6%	95.6%

Total Core Markets	0.2%	0.1%	6.0%	4.0%	(2.5%)	(1.9%)	95.9%	95.8%

Sequential Same Store Performance

		Operating
	Revenue	Expense	NOI
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline)(2)
	Q2 2004 vs.	Q2 2004 vs.	Q2 2004 vs.
	Q1 2004	Q1 2004	Q1 2004
Sequential Same Store Communities:
Garden Communities	1.1%	0.1%	1.6%
High-Rise Properties	1.8%	(0.6%)	3.4%
Total Portfolio	1.4%	(0.2%)	2.3%
Sequential Same Store Core Markets:(7)
Greater Washington D.C. Metropolitan Area	2.2%	0.3%	3.2%
Southern California	1.1%	3.4%	0.0%
San Francisco Bay Area, California	0.0%	(4.2%)	2.0%
Chicago, Illinois	1.5%	(4.0%)	7.0%
Southeast Florida	0.8%	(3.6%)	6.3%
Boston, Massachusetts	0.2%	(0.2%)	0.5%
Seattle, Washington	1.0%	3.9%	(0.6%)

Total Core Markets	1.5%	(0.8%)	2.7%

See notes on following page.

Second Quarter 2004

Operating Performance Summary (continued)

NOTES

(1) Same Store Communities (excluding communities owned by Ameriton):

- Q2 2004 vs. Q2 2003 represents 152 apartment communities (53,442 units) that were fully operational during the entire three months ended June 30, 2004 and 2003, respectively. Excludes 24 apartment communities (10,512 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- YTD 2004 vs. YTD 2003 represents 152 apartment communities (53,442 units) that were fully operational during the entire six months ended June 30, 2004 and 2003, respectively. Excludes 24 apartment communities (10,512 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q2 2004 vs Q1 2004 Sequential Same Store Communities represents 165 apartment communities (60,495 units) that were fully operational during the three months ended June 30, 2004 and March 31, 2004, respectively. Excludes 11 apartment communities (3,459 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) NOI is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Same Store NOI	$127,813	$132,490	$252,816	$260,636
Non-Same Store NOI, including API properties	28,447	34,016	53,695	72,864
NOI Classified as Discontinued Operations - Communities Sold	(751)	(24,830)	(3,145)	(53,769)
NOI Classified as Discontinued Operations - Communities Held for Sale	(11,143)	(6,463)	(21,156)	(15,127)

Net Operating Income	144,366	135,213	282,210	264,604
Other Income	5,209	4,541	8,906	10,857
Depreciation on Real Estate Investments	(53,173)	(41,961)	(103,307)	(83,473)
Interest Expense	(44,128)	(37,311)	(87,717)	(76,774)
General and Administrative Expense	(12,092)	(12,775)	(24,525)	(25,642)
Other Expense	(1,278)	(25,332)	(2,614)	(29,540)

Earnings from Operations	$38,904	$22,375	$72,953	$60,032

(3)	The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 94.9% for Q2 2004.

(4)	Property Operating Margin is defined as rental revenues less operating expenses, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the second quarter of 2004 was $1,092 for the garden communities, $1,441 for the high-rise communities and $1,207 for the total portfolio.

(6)	The dollar amounts and units for the same store communities in our core markets are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q2 2004	YTD 2004	Q2 2004	YTD 2004	Q2 2004	YTD 2004	Q2 2004	YTD 2004
Core Markets:
Greater Washington D.C. Metropolitan Area	19,488	19,488	$83,386	$164,904	$26,564	$53,041	$56,822	$111,863
Southern California	7,399	7,399	27,564	54,671	8,497	16,736	19,067	37,935
San Francisco Bay Area, California	4,753	4,753	17,674	35,361	5,367	10,966	12,307	24,395
Chicago, Illinois	4,338	4,338	17,830	35,371	8,644	17,538	9,186	17,833
Southeast Florida	928	928	3,035	6,085	1,346	2,740	1,689	3,345
Boston, Massachusetts	2,001	2,001	10,224	20,423	3,342	6,691	6,882	13,732
Seattle, Washington	2,700	2,700	6,955	13,843	2,527	4,961	4,428	8,882

Total	41,607	41,607	$166,668	$330,658	$56,287	$112,673	$110,381	$217,985

(7)	The dollar amounts and units for the Q2 2004 sequential same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income
Core Markets:
Greater Washington D.C. Metropolitan Area	19,948	$85,158	$27,079	$58,079
Southern California	8,275	31,469	9,819	21,650
San Francisco Bay Area, California	5,203	19,526	5,923	13,603
Chicago, Illinois	4,818	20,600	9,759	10,841
Southeast Florida	5,282	17,203	9,042	8,161
Boston, Massachusetts	2,001	10,224	3,342	6,882
Seattle, Washington	2,700	6,955	2,527	4,428

Total	48,227	$191,135	$67,491	$123,644

Second Quarter 2004

Investment Summary (1)

Dollar amounts in thousands, except cost per unit amounts

	Q1 2004	Q2 2004
Operating Apartment Communities
Garden:
Communities	127	128
Units	43,020	43,135
Total Investment(2)	$4,647,845	$4,801,564
Cost per Unit	$108,039	$111,315

High-Rise:
Communities	48	48
Units	20,819	20,819
Total Investment(2)	$3,767,308	$3,767,698
Cost per Unit	$180,955	$180,974

Total Portfolio:
Communities	175	176
Units	63,839	63,954
Total Investment(2)	$8,415,153	$8,569,262
Cost per Unit	$131,818	$133,991

	Q1 2004	Q2 2004	YTD 2004
Total Portfolio Capital Expenditures - Cost per Unit
Acquisition Related Expenditures	$5	$25	$29
Redevelopment Expenditures	$99	$173	$272
Recurring Capital Expenditures	$120	$170	$290
Apartment Acquisitions
Communities	3	1	4
Units	1,191	221	1,412
Total Investment(2)(3)	$319,639	$44,148	$363,787
Cost per Unit	$268,379	$199,765	$257,640
Apartment Dispositions
Communities	4	2	6
Units	957	664	1,621
Gross Sales Proceeds	$133,180	$65,050	$198,230
GAAP Gains	$49,800	$29,169	$78,969
Gross Gains(4)	$34,480	$18,521	$53,001
Unleveraged IRR(5)	13.9%	12.9%	13.6%

NOTES

(1)	Excludes Ameriton properties.

(2)	For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(3)	Includes $37.3 million of anticipated redevelopment capital.

(4)	See page 4 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 6 for a reconciliation of GAAP
Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(5)	The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

Second Quarter 2004

Development Summary (1)

Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2004	Q2 2004	YTD 2004
Starts During Period
Communities	—	1	1
Units	—	306	306
Total Investment(2)	—	$72,045	$72,045
Total Cost Per Unit	—	$235,441	$235,441
Completions During Period
Communities	1	2	3
Units	120	558	678
Total Investment(2)	$30,528	$152,107	$182,635
Total Cost Per Unit	$254,400	$272,593	$269,373
Stabilizations During Period(3)
Communities	1	—	1
Units	108	—	108
Total Investment(2)	$12,780	—	$12,780
Total Cost Per Unit	$118,333	—	$118,333
Under Construction at End of Period
Communities	8	7
Units	2,487	2,235
Total Investment(2)	$609,088	$533,872
Total Cost Per Unit	$244,909	$238,869
Investment to Date	$310,723	$256,188
In Planning at End of Period
Communities	6	4
Units	1,951	1,533
Total Investment(2)	$482,113	$401,234
Total Cost Per Unit	$247,111	$261,731
Investment to Date	$74,309	$72,393
Development Expenditures During Period	$43,157	$54,124	$97,281

					Actual or	Expected
	Number of	Investment at	Total		Expected Date	Stabilization
Developments Under Construction	Units	6/30/04	Investment(2)	Start Date	for First Units(4)	Date	% Leased(5)
West Division (Garden)
Ventura County
Ventura	316	$32,005	$57,800	Q4/03	Q4/04	Q2/06	N/A
Carlsbad, California
Pacific View (Kelly Ranch)	451	56,300	77,751	Q1/03	Q1/04	Q3/05	42.1%

Total West Division	767	88,305	135,551

East Division (Garden)
Boston, Massachusetts
Archstone Watertown	134	27,044	42,479	Q4/02	Q4/04	Q3/05	N/A
Long Island, New York
Archstone Westbury	396	39,258	90,133	Q4/03	Q2/05	Q3/06	N/A

Total East Division	530	66,302	132,612

Charles E. Smith Division (High-Rise)
Washington, D.C.
Lofts 590 (Lofts at Crystal Towers)	212	21,327	41,718	Q1/03	Q1/05	Q1/06	N/A
Dupont Circle	306	42,852	72,045	Q2/04	Q2/05	Q2/06	N/A

	518	64,179	113,763
Boston, Massachusetts
Park Essex	420	37,402	151,946	Q4/03	Q3/06	Q4/07	N/A

Total Charles E. Smith Division	938	101,581	265,709

Total Communities Under Construction	2,235	$256,188	$533,872

NOTES

(1) Excludes Ameriton properties.

(2) For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(3) Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(4) Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(5) The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of June 30, 2004. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

Second Quarter 2004

Capitalization Summary
In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units		Annual
	Outstanding at	Liquidation	Dividend Per	Redemption
Description	June 30, 2004	Preference	Share	Date (1)	Conversion Ratio
Convertible Preferred Shares:
Series K Preferred Shares	667	$37.50	$3.40	October 2004	1 : 1.975
Series L Preferred Shares	641	39.00	3.40	November 2005	1 : 1.975
Perpetual Preferred Shares and Units:
Series D Preferred Shares (2)	1,923	25.00	2.19	August 2004	N/A
Series E Preferred Units	1,120	25.00	2.09	(3)	N/A
Series F Preferred Units	800	25.00	2.03	September 2004	N/A
Series G Preferred Units	600	25.00	2.16	March 2005	N/A
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028	N/A

Market Capitalization

	June 30,	December 31,
	2004	2003
Common Shares and Units:
Common Shares (public)	195,074	194,762
Convertible Operating Trust Units	23,959	25,301

Total Common Shares and Operating Partnership Units	219,033	220,063
Closing Share Price	$29.33	$27.98

Market Capitalization of Common Shares and Units	$6,424,238	$6,157,363

Convertible Preferred Shares:
Series K and L Convertible Preferred Shares (private)	2,583	2,583
Closing Common Share Price (convertible into common shares)	$29.33	$27.98

Market Capitalization of Series K and L Preferred Shares	$75,759	$72,272

Perpetual Preferred Shares and Units:
Series D Perpetual Preferred Shares (public)	1,923	1,958
Closing Share Price	$25.25	$25.88

Market Capitalization of Series D Perpetual Preferred Shares	$48,556	$50,673

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$113,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$161,556	$163,673

Total Equity Market Capitalization	$6,661,553	$6,393,308

Book Value of Total Debt	$4,107,594	$3,903,380
Total Market Capitalization	$10,769,147	$10,296,688

NOTE

(1)  Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2)  The company intends to redeem the Series D Preferred Shares in August 2004.

(3)  In accordance with the terms of the securities, the company intends to repurchase its Series E Preferred Units in three tranches: 520 units on August 13, 2004, 400 units on November 19, 2004 and 200 units on February 4, 2005.

Second Quarter 2004

Debt Summary (1)
Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	June 30,	December 31,	Effective	Remaining Life to
	2004	2003	Interest Rate	Maturity
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$310,633	$103,790	2.08%	3.3
Tax-Exempt Debt	75,955	100,798	1.88%	18.9

	386,588	204,588	2.04%	6.4

Secured Floating Rate Debt:
Tax-Exempt Debt	392,893	317,351	1.91%	19.7
Construction Loans	59,451	56,129	3.88%	0.7
Conventional Mortgages	21,705	21,705	2.71%	4.4

	474,049	395,185	2.19%	16.7

Unsecured Fixed Rate Debt:
Long-Term Debt	1,752,263	1,771,167	6.52%	5.0
Secured Fixed Rate Debt:
Conventional Mortgages	1,474,013	1,511,277	6.45%	5.6
Other Secured Debt	20,681	21,163	5.02%	19.0

	1,494,694	1,532,440	6.43%	5.8

Total Debt Outstanding at end of Period	$4,107,594	$3,903,380	5.57%	6.7

Debt Maturity Schedule - Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
			Regularly				Maturities
	Regularly		Scheduled				as a % of
	Scheduled Principal	Final Maturities	Principal	Final Maturities		Effective	Total Market
	Amortization	and Other	Amortization	and Other	Total	Interest Rate	Capitalization
2004	$12,500	$20,000	$7,138	$26,778	$66,416	5.8%	0.6%
2005	31,250	220,000	14,804	47,557	313,611	7.5%	2.9%
2006	31,250	20,000	14,022	291,082	356,354	6.0%	3.3%
2007	31,250	355,000	15,395	114,487	516,132	5.3%	4.8%
2008	31,250	301,969	17,039	110,290	460,548	4.5%	4.3%
Thereafter	397,500	376,249	257,103	1,053,048	2,083,900	6.0%	19.4%

Total	$535,000	$1,293,218	$325,501	$1,643,242	$3,796,961	5.9%	35.3%

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt at June 30, 2004	14.5%
Total Floating Rate Debt as a Percentage of Total Debt at June 30, 2004	21.0%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt at June 30, 2004 (2)	$258,312

Coverage Ratios (3)

For the Six
Months Ended
June 30, 2004
Including Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (4)	4.10
Debt Service Ratio (5)	3.86
Fixed Charge Ratio (6)	3.77
Excluding Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (4)	3.32
Debt Service Ratio (5)	3.12
Fixed Charge Ratio (6)	3.05

NOTES

(1)   Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the quarter ended June 30, 2004.

(2)   Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at June 30, 2004.

(3)   Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide rating agencies and investors additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2004
Net Earnings	$180,234
Interest Expense, net	100,953
Income Taxes on Taxable REIT Subsidiaries	216
Minority Interest	24,447
Depreciation Expense	108,309

EBITDA	414,159

Less: Archstone-Smith Gains on Dispositions of REIT Real Estate Investments	(78,969)

EBITDA Without Gains	$335,190

(4)   Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(5)   Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments and final maturities).

(6)   Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

Second Quarter 2004

Supplemental Information for Net Asset Value Calculation
In thousands

The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).

		Three Months
		Ended
		June 30, 2004
Income Statement Information
Net Operating Income (NOI)		$144,366
NOI for Assets Held for Sale (1)	11,143
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions (2)	5,187

Total Adjustments		16,330

Adjusted Net Operating Income (67,895 units)		$160,696

Balance Sheet Information (Book Value)
Cash and Restricted Cash		$25,368
Investments in Unconsolidated Entities (3)		122,287
Investments in Communities Under Development and In Planning Owned - Archstone-Smith (4)		328,581
Investments in Communities Under Development and In Planning Owned - Ameriton (4)		217,655
Other Land		39,508
Other Assets		211,470
Tax-Exempt Debt (5)	468,848
Other Debt	3,638,746
Other Liabilities	278,356

Total Liabilities		4,385,950
Minority Interest (including Series E, F and G Perpetual Preferred)		63,338
Perpetual Preferred Shares (Series D and I)		98,065
Common Shares Outstanding		195,074
Convertible Operating Trust Units Outstanding		23,959
Assumed Conversion of Series L Preferred Shares		1,317
Assumed Conversion of Series K Preferred Shares		1,266
Stock Options (treasury stock method)		1,134

Fully Converted Shares		222,750

NOTES

(1)   NOI for assets held for sale as of June 30, 2004, is included in discontinued operations. Excludes $751,000 in NOI associated with assets sold during the three months ended June 30, 2004.

(2)   Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended June 30, 2004, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)   Includes approximately $44.6 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP.

(4)   The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $935.1 million and $379.1 million, respectively at June 30, 2004.

(5)   Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.